Exhibit 99.1

Landmark Infrastructure Partners LP Reports Third Quarter 2016 Results; Updates 2016 Guidance and Provides Preliminary 2017 Guidance

El Segundo, California, November 3, 2016 (GLOBE NEWSWIRE) –  Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its third quarter 2016 financial results.

Highlights

•	Announced a quarterly distribution of $0.3375 per common unit, representing year-over-year distribution growth of 6.3%;
•	Reported Q3 2016 revenue of $8.8 million, a 59% increase year-over-year;
•	Reported Q3 2016 net income of $1.5 million, EBITDA of $7.1 million, and Adjusted EBITDA of $8.3 million, a 65% increase in Adjusted EBITDA year-over-year;
•	Reported Q3 2016 distributable cash flow of $4.6 million, a 22% increase year-over-year;
•

On October 31, the Partnership completed the previously announced utility-scale solar land acquisition from Canadian Solar subsidiary, Recurrent Energy, for total consideration of approximately $73 million;

•

On August 30, the Partnership acquired a portfolio of 390 assets from Landmark Dividend Growth Fund - G LLC, an affiliate of its sponsor, Landmark Dividend LLC (“Landmark”), for total consideration of $140.5 million;

•	On August 30, the Partnership also acquired a portfolio of 63 assets from Landmark, for total consideration of $21.1 million;
•	Maintained an occupancy rate of 97%;
•	On October 19, the Partnership completed an offering of 3,450,000 common units, raising net proceeds of approximately $53.3 million;
•	On August 8, the Partnership completed the issuance of 7.9% Series B preferred units, raising net proceeds of approximately $44.3 million;
•	Increased commitments under the Partnerships revolving line of credit to $282 million.

Third Quarter and Nine Months 2016 Results

Revenue for the quarter ended September 30, 2016 increased 59% to $8.8 million compared to the third quarter of 2015.  Net income for the third quarter was $1.5 million, or $0.06 per basic common unit.  EBITDA (earnings before interest, income taxes, depreciation and amortization) for the quarter ended September 30, 2016 increased 196% to $7.1 million compared to the third quarter of 2015.  The net income and EBITDA amounts include the impact from $1.2 million of impairments and $1.0 million of unrealized gain on interest rate swaps.  Adjusted EBITDA for the quarter ended September 30, 2016 increased 65% to $8.3 million compared to the third quarter of 2015, and distributable cash flow increased 22% to $4.6 million compared to the third quarter of 2015.

For the nine months ended September 30, 2016, the Partnership reported revenue of $24.4 million, net income of $1.1 million, or $0.02 per basic common unit.  The Partnership reported EBITDA of $15.6 million, Adjusted EBITDA of $22.7 million, and distributable cash flow of $14.4 million in the nine-month period ended September 30, 2016.  The net income and EBITDA amounts include the impact from $3.8 million of unrealized loss on interest rate swaps, $1.2 million of impairments and $0.4 million of gain on sale of real property interests.

“We are very pleased with this quarter’s financial and operating performance,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.  “Activity at our sponsor continues to be strong and direct acquisition opportunities, such as the recently completed Recurrent transaction, also help drive further growth for the Partnership.  In addition, the capital raised from our recent Series B preferred and common unit offerings provides us with further financial flexibility in the near-term to seek additional accretive acquisitions.”

Quarterly Distribution

On October 26, 2016, the Board of Directors of the Partnership’s general partner declared a cash distribution of $0.3375 per common unit, or $1.35 per common unit on an annualized basis, for the quarter ended September 30, 2016.  This quarter’s cash distribution, which represents a 17.4% increase over the minimum quarterly distribution of $0.2875 per common unit and a 1.5% increase compared to the second quarter 2016 distribution of $0.3325 per common unit, marks the seventh consecutive quarter that the Partnership has increased its quarterly cash distribution since its IPO in November 2014.  The distribution is payable on November 15, 2016 to common unitholders of record as of November 7, 2016.

On October 20, 2016, the Board of Directors of the Partnership’s general partner also declared an initial quarterly cash distribution of $0.5321527 per Series B preferred unit, which is payable on November 15, 2016 to Series B preferred unitholders of record as of November 1, 2016.

On September 22, 2016, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.500 per Series A preferred unit, which was paid on October 17, 2016 to Series A preferred unitholders of record as of October 3, 2016.

Capital and Liquidity

As of September 30, 2016, the Partnership had $179.0 million of outstanding borrowings under its revolving credit facility (the “Facility”) and $71.0 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.  On October 19, 2016, the Partnership exercised its option to increase the available commitments under the Facility by an additional $32 million, resulting in aggregate commitments of $282 million under the Facility.

Recurrent Energy Transaction

On October 31, 2016, the Partnership completed the previously announced acquisition of approximately 4,000 acres of land in California underneath utility-scale solar photovoltaic projects developed by Recurrent Energy, a subsidiary of Canadian Solar Inc. (NASDAQ: CSIQ), one of the world’s largest solar power companies, for a total purchase price of approximately $73 million.

Recent Drop-Down Acquisitions

During the third quarter of 2016, the Partnership completed three drop-down acquisitions from Landmark or an affiliate of Landmark, acquiring a total of 512 assets for total consideration of approximately $186 million. Each of these acquisitions was immediately accretive to the Partnership’s distributable cash flow, and were funded primarily with borrowings under the Partnership’s existing Facility and the issuance of common units.

•	On August 1, 2016, the Partnership completed a drop-down acquisition of 59 assets for total consideration of $24.4 million in cash.
•

On August 30, 2016, the Partnership completed the ROFO Fund G drop-down acquisition of 390 assets for total consideration of approximately $140.5 million.  The consideration for the Fund G ROFO drop-down acquisition consisted of approximately 3.6 million common units representing limited partnership interests in the Partnership, valued at $64.8 million, plus $75.7 million in cash; and

•	On August 30, 2016, the Partnership completed a drop-down acquisition of 63 assets for total consideration of $21.1 million in cash.

At-The-Market (“ATM”) Equity Programs

Through its At-The-Market (“ATM”) issuance programs, the Partnership issued 274,007 common units and 63,657 Series A preferred units for net proceeds of approximately $4.7 million and $1.6 million, respectively, in the third quarter of 2016.  In total, for the first nine months of 2016, the Partnership has issued 405,156 common units and 63,657 Series A preferred units for net proceeds of approximately $6.9 million and $1.6 million, respectively.

Common Unit Offering

On October 19, 2016, the Partnership closed a public offering of 3,450,000 common units, representing limited partner interests in the Partnership, including 450,000 common units issued pursuant to the underwriters’ option to purchase additional common units, at a price to the public of $16.30 per common unit.  We used the net proceeds from the offering of approximately $53.3 million, after deducting underwriting discounts and estimated offering expenses, to fund a portion of the purchase price for the Recurrent Energy transaction.

Series B Preferred Unit Offering

On August 8, 2016, the Partnership closed a public offering of its 7.90% Series B Cumulative Redeemable Perpetual Preferred Units (Liquidation Preference $25.00 per Unit) representing limited partner interests in the Partnership (“Series B Preferred Units”) at a public offering price of $25.00 per Series B Preferred Unit.  The Partnership sold 1,840,000 Series B preferred units, which included the full exercise of the underwriters’ option to purchase an additional 240,000 Series B preferred units.  We used the net proceeds from the offering of approximately $44.3 million, after deducting underwriting discounts and estimated offering expenses, to repay indebtedness.

Updated Guidance

Preliminary 2017 Guidance

For 2017, the Partnership’s sponsor, Landmark, has expressed its intent to offer us the right to purchase $200 million of assets.  These acquisitions, combined with organic portfolio growth, are expected to drive distribution growth of 10% over the fourth quarter 2016 distribution by the fourth quarter 2017 (distribution to be paid in February 2018).

2016 Guidance

The Partnership’s sponsor previously expressed its intent to offer us the right to purchase assets in the range of $200 million to $300 million in 2016.  Landmark has now expressed its intent to offer us between $300 million and $310 million in drop-down and third-party acquisitions in 2016.  Through October 31, 2016, we have completed drop-down acquisitions totaling $192 million from our sponsor and direct third-party acquisitions totaling $79 million.  To fund the acquisitions, we recently completed a common unit offering on October 19th and do not expect to fully deploy the additional capital until the first half of 2017.  As a result of the under-deployment of the recently raised capital continuing into the first half of 2017, we are updating our distribution growth guidance for 2016 to 7% to 10% over the fourth quarter of 2015 distribution of $0.325 per common unit (distribution to be paid in February 2017).

Conference Call Information

The Partnership will hold a conference call on Thursday, November 3, 2016, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its third quarter 2016 financial and operating results.  The call can be accessed via a live webcast at http://edge.media-server.com/m/p/8mkzfhu8, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 4082725.

A webcast replay will be available approximately two hours after the completion of the conference call through November 3, 2017 at http://investor.landmarkmlp.com/phoenix.zhtml?c=253802&p=irol-calendar.  The replay is also available through November 12, 2016 by dialing 855-859-2056 or 404-537-3406 and entering the access code 4082725.

About Landmark Infrastructure Partners LP

The Partnership is a growth-oriented master limited partnership formed to acquire, own and manage a portfolio of real property interests that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.  Headquartered in El Segundo, California, the Partnership owns and manages a diversified portfolio of real property interests, which includes long-term and perpetual easements, tenant lease assignments and, to a lesser extent, fee simple properties, primarily located in the United States.

Non-GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, and the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid, preferred distributions paid and maintenance capital expenditures.  Distributable cash flow will not reflect changes in working capital balances. We believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (“GAAP”), as presented in our combined financial statements.

EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income (loss) and net cash provided by operating activities.  EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include our expected distribution growth for 2016, the deployment of proceeds from the recent equity offering, expected acquisition opportunities from our sponsor and distribution growth guidance for 2017.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2015 and Current Report on Form 8-K filed with the Commission on November 3, 2016.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:Marcelo Choi

Vice President, Investor Relations

(310) 598-3173

ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated and Combined Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015(1)	2016	2015(1)
Revenue
Rental revenue	$10,031,438	$8,806,838	$29,493,148	$24,304,884
Interest income on receivables	349,824	200,902	908,970	605,180
Total revenue	10,381,262	9,007,740	30,402,118	24,910,064
Expenses
Management fees to affiliate	49,530	119,915	195,663	388,085
Property operating	22,914	21,182	96,519	32,963
General and administrative	632,251	462,364	2,776,839	2,107,354
Acquisition-related	986,655	1,071,716	1,414,261	3,111,909
Amortization	2,865,751	2,099,709	8,169,542	6,167,876
Impairments	1,235,035	302,008	1,235,035	3,578,744
Total expenses	5,792,136	4,076,894	13,887,859	15,386,931
Other income and expenses
Interest expense	(3,663,180)	(2,788,639)	(10,282,184)	(7,867,131)
Loss on early extinguishment of debt	(1,703,468)	(902,625)	(1,703,468)	(902,625)
Realized loss on derivatives	(99,071)	(13,823)	(99,071)	(13,823)
Unrealized gain (loss) on derivatives	1,231,471	(1,580,130)	(3,735,354)	(2,094,627)
Gain on sale of real property interests	—	—	373,779	82,026
Total other income and expenses	(4,234,248)	(5,285,217)	(15,446,298)	(10,796,180)
Net income (loss)	$354,878	$(354,371)	$1,067,961	$(1,273,047)
Less: Pre-acquisition net income (loss) from Drop-down Assets(1)	(1,118,764)	(83,925)	(5,829)	780,444
Net income (loss) attributable to limited partners	1,473,642	(270,446)	1,073,790	(2,053,491)
Less: Distributions to preferred unitholders	(951,426)	—	(1,333,648)	—
Less: General Partner's incentive distribution rights	(27,326)	—	(32,385)	—
Net income (loss) attributable to common and subordinated unitholders	$494,890	$(270,446)	$(292,243)	$(2,053,491)
Net income (loss) per limited partner unit
Common units – basic	$0.06	$(0.01)	$0.02	$(0.13)
Common units – diluted	$0.06	$(0.01)	$(0.02)	$(0.13)
Subordinated units – basic and diluted	$(0.10)	$(0.06)	$(0.16)	$(0.38)
Weighted average limited partner units outstanding
Common units – basic	13,426,557	8,663,688	12,394,029	6,500,519
Common units – diluted	13,426,557	8,663,688	15,529,138	6,500,519
Subordinated units – basic and diluted	3,135,109	3,135,109	3,135,109	3,135,109
Other Data:
Total leased tenant sites (end of period)	1,900	1,746	1,900	1,746
Total available tenant sites (end of period)	1,958	1,769	1,958	1,769

(1)

During the nine months ended September 30, 2016 and the year ended December 31, 2015, the Partnership completed four and eight drop-down acquisitions, respectively, (the “Drop-down Assets”) from our sponsor Landmark Dividend LLC and affiliates  (collectively “Landmark”). Since the entities are under common control, the assets and liabilities acquired are recorded at Landmark’s historical cost, with financial statements for prior periods retroactively adjusted to furnish comparative information. Financial information prior to the closing of each transaction has been retroactively adjusted for the Drop-down Assets. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s  Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission on November 3, 2016 and the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on February 16, 2016.

Landmark Infrastructure Partners LP

Consolidated and Combined Balance Sheets

 (Unaudited)

	September 30, 2016	December 31, 2015(1)
Assets
Land	$17,421,418	$12,886,526
Real property interests	476,118,276	452,678,000
Total land and real property interests	493,539,694	465,564,526
Accumulated amortization of real property interests	(23,391,414)	(16,366,005)
Land and net real property interests	470,148,280	449,198,521
Investments in receivables, net	16,781,764	12,135,786
Cash and cash equivalents	3,346,769	1,984,468
Restricted cash	1,179,148	—
Rent receivables, net	1,221,496	1,340,431
Due from Landmark and affiliates	971,079	2,205,853
Deferred loan costs, net	2,661,950	3,089,894
Deferred rent receivable	1,123,005	864,979
Other intangible assets, net	12,401,230	13,115,279
Other assets	888,037	1,206,949
Total assets	$510,722,758	$485,142,160
Liabilities and equity
Revolving credit facility	$179,000,000	$233,000,000
Secured debt facility, net	—	74,135,801
Secured notes, net	112,539,409	—
Accounts payable and accrued liabilities	3,523,019	1,787,521
Other intangible liabilities, net	13,368,603	14,379,895
Prepaid rent	4,402,915	4,130,516
Derivative liabilities	4,557,934	822,580
Total liabilities	317,391,880	328,256,313
Commitments and contingencies
Equity
Series A cumulative redeemable preferred units, 863,657 and zero units issued and outstanding at September 30, 2016 and December 31, 2015, respectively	19,442,312	—
Series B cumulative redeemable preferred units, 1,840,000 and zero units issued and outstanding at September 30, 2016 and December 31, 2015, respectively	44,256,029	—
Common units, 15,938,248 and 11,820,144 units issued and outstanding at September 30, 2016 and December 31, 2015, respectively	240,537,629	179,045,366
Subordinated units, 3,135,109 units issued and outstanding	22,329,916	25,941,274
General Partner	(133,272,083)	(48,108,889)
Accumulated other comprehensive income	37,075	8,096
Total equity	193,330,878	156,885,847
Total liabilities and equity	$510,722,758	$485,142,160

(1)

Financial information prior to the closing of the drop-down transactions has been retroactively adjusted for certain assets acquired from Landmark during the three and nine months ended September 30, 2016 and during the year ended December 31, 2015. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on February 16, 2016.

Landmark Infrastructure Partners LP

Real Property  Interest Table

	Available Tenant		Leased Tenant
	Sites(1)		Sites
			Average			Average		Average
			Remaining			Remaining		Monthly		Percentage
	Number of		Property			Lease	Tenant Site	Effective Rent	Quarterly	of Quarterly
	Infrastructure		Interest			Term	Occupancy	Per Tenant	Rental	Rental
Real Property Interest	Locations(1)	Number	(Years)		Number	(Years)(2)	Rate(3)	Site(4)(5)	Revenue(6)	Revenue(6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	916	1,192	79.1	(7)	1,156	23.6			$6,324,213	63%
Outdoor Advertising	394	474	87.7	(7)	466	13.3			1,830,632	18%
Renewable Power Generation	19	50	30.8	(7)	50	29.8			314,206	3%
Subtotal	1,329	1,716	80.9	(7)	1,672	20.8			$8,469,051	84%
Tenant Lease Assignment only(8)
Wireless Communication	134	186	52.0		173	17.4			$1,108,467	11%
Outdoor Advertising	16	16	75.5		16	11.8			140,863	2%
Subtotal	150	202	53.8		189	16.9			$1,249,330	13%
Tenant Lease on Fee Simple
Wireless Communication	8	15	99.0	(7)	15	12.5			$90,284	1%
Outdoor Advertising	16	20	99.0	(7)	19	10.1			86,602	1%
Renewable Power Generation	5	5	99.0	(7)	5	29.8			136,171	1%
Subtotal	29	40	99.0	(7)	39	13.9			$313,057	3%
Total	1,508	1,958	78.4	(9)	1,900	20.3			$10,031,438	100%
Aggregate Portfolio
Wireless Communication	1,058	1,393	75.7		1,344	22.7	96%	$1,803	$7,522,964	75%
Outdoor Advertising	426	510	87.7		501	13.2	98%	1,370	2,058,097	21%
Renewable Power Generation	24	55	36.2		55	29.8	100%	2,735	450,377	4%
Total	1,508	1,958	78.4	(9)	1,900	20.3	97%	$1,716	$10,031,438	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of September 30, 2016 were 5.3, 7.5, 19.8 and 6.0 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended September 30, 2016. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 69 years.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow

(Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2016	2015(1)	2016	2015(1)
Reconciliation of EBITDA and Adjusted EBITDA to Net Income (loss)
Net income (loss)	$354,878	$(354,371)	$1,067,961	$(1,273,047)
Interest expense	3,663,180	2,788,639	10,282,184	7,867,131
Amortization expense	2,865,751	2,099,709	8,169,542	6,167,876
EBITDA	$6,883,809	$4,533,977	$19,519,687	$12,761,960
Impairments	1,235,035	302,008	1,235,035	3,578,744
Acquisition-related	986,655	1,071,716	1,414,261	3,111,909
Unrealized (gain) loss on derivatives	(1,231,471)	1,580,130	3,735,354	2,094,627
Realized loss on derivatives	99,071	13,823	99,071	13,823
Loss on early extinguishment of debt	1,703,468	902,625	1,703,468	902,625
Gain on sale of real property interests	—	—	(373,779)	(82,026)
Unit-based compensation	—	8,750	105,000	96,250
Straight line rent adjustments	(85,291)	(96,279)	(258,026)	(292,102)
Amortization of above- and below-market rents, net	(287,229)	(447,627)	(1,022,966)	(1,139,059)
Deemed capital contribution to fund general and administrative expense reimbursement(2)	415,107	291,115	2,034,077	1,465,040
Adjusted EBITDA	$9,719,154	$8,160,238	$28,191,182	$22,511,791
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$4,973,233	$3,009,265	$17,509,674	$11,461,648
Unit-based compensation	—	(8,750)	(105,000)	(96,250)
Unrealized gain (loss) on derivatives	1,231,471	(1,580,130)	(3,735,354)	(2,094,627)
Loss on early extinguishment of debt	(1,703,468)	(902,625)	(1,703,468)	(902,625)
Amortization expense	(2,865,751)	(2,099,709)	(8,169,542)	(6,167,876)
Amortization of above- and below-market rents, net	287,229	447,627	1,022,966	1,139,059
Amortization of deferred loan costs and discount on secured notes	(473,559)	(513,530)	(1,256,511)	(1,482,408)
Receivables interest accretion	7,387	2,284	30,349	21,450
Impairments	(1,235,035)	(302,008)	(1,235,035)	(3,578,744)
Gain on sale of real property interests	—	—	373,779	82,026
Allowance for doubtful accounts	(113,796)	—	(113,796)	—
Working capital changes	247,167	1,593,205	(1,550,101)	345,300
Net income (loss)	$354,878	$(354,371)	$1,067,961	$(1,273,047)
Interest expense	3,663,180	2,788,639	10,282,184	7,867,131
Amortization expense	2,865,751	2,099,709	8,169,542	6,167,876
EBITDA	$6,883,809	$4,533,977	$19,519,687	$12,761,960
Less:
Unrealized gain on derivatives	(1,231,471)	—	—	—
Gain on sale of real property interests	—	—	(373,779)	(82,026)
Straight line rent adjustment	(85,291)	(96,279)	(258,026)	(292,102)
Amortization of above- and below-market rents, net	(287,229)	(447,627)	(1,022,966)	(1,139,059)
Add:
Impairments	1,235,035	302,008	1,235,035	3,578,744
Acquisition-related	986,655	1,071,716	1,414,261	3,111,909
Unrealized loss on derivatives	—	1,580,130	3,735,354	2,094,627
Realized loss on derivatives	99,071	13,823	99,071	13,823
Loss on early extinguishment of debt	1,703,468	902,625	1,703,468	902,625
Unit-based compensation	—	8,750	105,000	96,250
Deemed capital contribution to fund general and administrative expense reimbursement(2)	415,107	291,115	2,034,077	1,465,040
Adjusted EBITDA	$9,719,154	$8,160,238	$28,191,182	$22,511,791
Less:
Expansion capital expenditures	(190,303,446)	(122,400,000)	(198,330,654)	(169,655,000)
Cash interest expense	(3,189,621)	(2,275,109)	(9,025,673)	(6,384,723)
Distributions to preferred unitholders	(951,426)	—	(1,333,648)	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	190,303,446	122,400,000	198,330,654	169,655,000
Distributable cash flow	$5,578,107	$5,885,129	$17,831,861	$16,127,068

(1)

Financial information prior to the closing of the drop-down transactions has been retroactively adjusted for certain assets acquired from Landmark during the three and nine months ended September 30, 2016 and 2015. See reconciliation of operations, EBITDA, Adjusted EBITDA, and distributable cash flow for the periods presented.

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of our initial public offering, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership

(Unaudited)

	For the Three Months Ended September 30,
	2016			2015(1)
	Landmark	Drop-down		Landmark	Drop-down
	Infrastructure	Assets	Consolidated	Infrastructure	Assets	Consolidated
	Partners LP	Predecessor	Results	Partners LP	Predecessor	Results
Revenue:
Rental revenue	$8,504,764	$1,526,674	$10,031,438	$5,326,821	$3,480,017	$8,806,838
Interest income on receivables	296,232	53,592	349,824	200,117	785	200,902
Total revenue	8,800,996	1,580,266	10,381,262	5,526,938	3,480,802	9,007,740
Expenses:
Management fees to affiliate	—	49,530	49,530	—	119,915	119,915
Property operating	22,914	—	22,914	7,568	13,614	21,182
General and administrative	632,251	—	632,251	462,364	—	462,364
Acquisition-related	875,136	111,519	986,655	817,099	254,617	1,071,716
Amortization	2,474,531	391,220	2,865,751	1,251,433	848,276	2,099,709
Impairments	1,235,035	—	1,235,035	302,008	—	302,008
Total expenses	5,239,867	552,269	5,792,136	2,840,472	1,236,422	4,076,894
Other income and expenses
Interest expense	(3,116,640)	(546,540)	(3,663,180)	(1,404,727)	(1,383,912)	(2,788,639)
Loss on early extinguishment of debt	—	(1,703,468)	(1,703,468)	—	(902,625)	(902,625)
Realized loss on derivatives	—	(99,071)	(99,071)	—	(13,823)	(13,823)
Unrealized gain (loss) on derivatives	1,029,153	202,318	1,231,471	(1,552,185)	(27,945)	(1,580,130)
Total other income and expenses	(2,087,487)	(2,146,761)	(4,234,248)	(2,956,912)	(2,328,305)	(5,285,217)
Net income	$1,473,642	$(1,118,764)	$354,878	$(270,446)	$(83,925)	$(354,371)
Add:
Interest expense	3,116,640	546,540	3,663,180	1,404,727	1,383,912	2,788,639
Amortization expense	2,474,531	391,220	2,865,751	1,251,433	848,276	2,099,709
EBITDA	$7,064,813	$(181,004)	$6,883,809	$2,385,714	$2,148,263	$4,533,977
Less:
Unrealized gain on derivatives	(1,029,153)	(202,318)	(1,231,471)	—	—	—
Straight line rent adjustments	(50,899)	(34,392)	(85,291)	(33,116)	(63,163)	(96,279)
Amortization of above- and below-market rents	(242,045)	(45,184)	(287,229)	(311,516)	(136,111)	(447,627)
Add:
Impairments	1,235,035	—	1,235,035	302,008	—	302,008
Acquisition-related expenses	875,136	111,519	986,655	817,099	254,617	1,071,716
Loss on early extinguishment of debt	—	1,703,468	1,703,468	—	902,625	902,625
Unrealized loss on derivatives	—	—	—	1,552,185	27,945	1,580,130
Realized loss on derivatives	—	99,071	99,071	—	13,823	13,823
Unit-based compensation	—	—	—	8,750	—	8,750
Deemed capital contribution to fund general and administrative expense reimbursement(2)	415,107	—	415,107	291,115	—	291,115
Adjusted EBITDA	$8,267,994	$1,451,160	$9,719,154	$5,012,239	$3,147,999	$8,160,238
Less:
Expansion capital expenditures	(190,303,446)	—	(190,303,446)	(122,400,000)	—	(122,400,000)
Cash interest expense	(2,703,851)	(485,770)	(3,189,621)	(1,223,898)	(1,051,211)	(2,275,109)
Distributions to preferred unitholders	(951,426)	—	(951,426)	—	—	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	190,303,446	—	190,303,446	122,400,000	—	122,400,000
Distributable cash flow	$4,612,717	$965,390	$5,578,107	$3,788,341	$2,096,788	$5,885,129

Annualized quarterly distribution per unit	$1.35			$1.27
Distributions to common unitholders	4,531,463			2,750,721
Distributions to Landmark Dividend – subordinated units	1,058,099			995,397
Distributions to the General Partner - incentive distribution rights	20,093			—
Total distributions	$5,609,655			$3,746,118
Excess (shortfall) of distributable cash flow over the quarterly distribution	$(996,938)			$42,223
Coverage ratio(3)	0.82x			1.01x

(1)

During the nine months ended September 30, 2016 and the year ended December 31, 2015, the Partnership completed four and eight drop-down acquisitions, respectively, from Landmark and affiliates (the “Drop-down Assets”). The assets and liabilities acquired are recorded at the historical cost of Landmark, as the transactions are between entities under common control, the statements of operations of the Partnership are adjusted retroactively as if the transactions occurred on the earliest date during which the entities were under common control. The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Drop-down Assets as if the Partnership owned the Drop-down Assets in all periods while under common control. The reconciliation presents our results of operations and financial position giving effect to the Drop-down Assets. The combined results of the Drop-down Assets prior to each transaction date are included in “Drop-down Assets Predecessor.” The consolidated results of the Drop-down Assets after each transaction date are included in “Landmark Infrastructure Partners LP.”

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership

(Unaudited)

	For the Nine Months Ended September 30,
	2016			2015(1)
	Landmark	Drop-down		Landmark	Drop-down
	Infrastructure	Assets	Consolidated	Infrastructure	Assets	Consolidated
	Partners LP	Predecessor	Results	Partners LP	Predecessor	Results
Revenue:
Rental revenue	$23,665,233	$5,827,915	$29,493,148	$13,148,536	$11,156,348	$24,304,884
Interest income	720,392	188,578	908,970	601,972	3,208	605,180
Total revenue	24,385,625	6,016,493	30,402,118	13,750,508	11,159,556	24,910,064
Expenses:
Management fees to affiliate	—	195,663	195,663	—	388,085	388,085
Property operating	94,969	1,550	96,519	16,462	16,501	32,963
General and administrative	2,776,839	—	2,776,839	2,097,421	9,933	2,107,354
Acquisition-related	1,210,101	204,160	1,414,261	1,290,451	1,821,458	3,111,909
Amortization	6,715,810	1,453,732	8,169,542	3,393,421	2,774,455	6,167,876
Impairments	1,235,035	—	1,235,035	3,578,744	—	3,578,744
Total expenses	12,032,754	1,855,105	13,887,859	10,376,499	5,010,432	15,386,931
Other income and expenses
Interest expense	(7,831,157)	(2,451,027)	(10,282,184)	(3,580,618)	(4,286,513)	(7,867,131)
Loss on early extinguishment of debt	—	(1,703,468)	(1,703,468)	—	(902,625)	(902,625)
Realized loss on derivatives	—	(99,071)	(99,071)	—	(13,823)	(13,823)
Unrealized gain (loss) on derivatives	(3,821,703)	86,349	(3,735,354)	(1,928,908)	(165,719)	(2,094,627)
Gain on sale of real property interests	373,779	—	373,779	82,026	—	82,026
Total other income and expenses	(11,279,081)	(4,167,217)	(15,446,298)	(5,427,500)	(5,368,680)	(10,796,180)
Net income (loss)	$1,073,790	$(5,829)	$1,067,961	$(2,053,491)	$780,444	$(1,273,047)
Add:
Interest expense	7,831,157	2,451,027	10,282,184	3,580,618	4,286,513	7,867,131
Amortization expense	6,715,810	1,453,732	8,169,542	3,393,421	2,774,455	6,167,876
EBITDA	$15,620,757	$3,898,930	$19,519,687	$4,920,548	$7,841,412	$12,761,960
Less:
Gain on sale of real property interests	(373,779)	—	(373,779)	(82,026)	—	(82,026)
Straight line rent adjustments	(104,969)	(153,057)	(258,026)	(91,660)	(200,442)	(292,102)
Amortization of above- and below-market rents	(829,733)	(193,233)	(1,022,966)	(702,003)	(437,056)	(1,139,059)
Add:
Impairments	1,235,035	—	1,235,035	3,578,744	—	3,578,744
Acquisition-related expenses	1,210,101	204,160	1,414,261	1,290,451	1,821,458	3,111,909
Loss on early extinguishment of debt	—	1,703,468	1,703,468	—	902,625	902,625
Unrealized loss on derivatives	3,821,703	(86,349)	3,735,354	1,928,908	165,719	2,094,627
Realized loss on derivatives	—	99,071	99,071	—	13,823	13,823
Unit-based compensation	105,000	—	105,000	96,250	—	96,250
Deemed capital contribution to fund general and administrative expense reimbursement(2)	2,034,077	—	2,034,077	1,465,040	—	1,465,040
Adjusted EBITDA	$22,718,192	$5,472,990	$28,191,182	$12,404,252	$10,107,539	$22,511,791
Less:
Expansion capital expenditures	(198,330,654)	—	(198,330,654)	(169,655,000)	—	(169,655,000)
Cash interest expense	(6,991,065)	(2,034,608)	(9,025,673)	(3,101,651)	(3,283,072)	(6,384,723)
Distributions to preferred unitholders	(1,333,648)	—	(1,333,648)	—	—	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	198,330,654	—	198,330,654	169,655,000	—	169,655,000
Distributable cash flow	$14,393,479	$3,438,382	$17,831,861	$9,302,601	$6,824,467	$16,127,068

Annualized quarterly distribution per unit	$1.33			$1.23
Distributions to common unitholders	12,394,029			5,996,729
Distributions to Landmark Dividend – subordinated units	3,135,109			2,892,138
Distributions to the General Partner - incentive distribution rights	22,266			—
Total distributions	$15,551,404			$8,888,867
Excess (shortfall) of distributable cash flow over the quarterly distribution	$(1,157,925)			$413,734
Coverage ratio(3)	0.93x			1.05x

(1)

The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Drop-down Assets as if the Partnership owned the Drop-down Assets in all periods while under common control. The reconciliation presents our results of operations and financial position giving effect to the Drop-down Assets. The combined results of the Drop-down Assets prior to each transaction date are included in “Drop-down Assets Predecessor.” The consolidated results of the Drop-down Assets after each transaction date are included in “Landmark Infrastructure Partners LP.”

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.